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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-96145

                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                 PROSPECTUS SUPPLEMENT NO. 2 DATED JUNE 2, 2000
                      TO PROSPECTUS DATED FEBRUARY 14, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add the following selling holder.

                                           Number of Shares    Number of Shares
                                             of Preferred       of Conversion
Selling Holders                                  Stock              Shares
---------------                            ----------------    ----------------

Credit Suisse First Boston Corporation          40,000              77,051